Amendment No. 2
                                 ----------------
                         CROWN CORK & SEAL COMPANY, INC.
                         ------------------------------
                  1990 STOCK-BASED INCENTIVE COMPENSATION PLAN
                  --------------------------------------------

                  Pursuant to the power reserved to it in Section 11 of the Crown Cork & Seal Company, Inc. 1990 Stock-Based Incentive Compensation Plan ("Plan"), the Board of Directors of Crown Cork & Seal Company, Inc. hereby amends the Plan, effective January 1, 2003, as follows:

                  Section 8.06 is hereby amended in its entirety to read as follows:

                  "Payment of Option Price: The Committee shall establish the time and the manner in which an Option may be exercised. The option price with respect to the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash from the Holder, (ii) in cash received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor."

                                   * * * * * *

                  To record the adoption of this Amendment No. 2 to the Plan, Crown Cork & Seal Company, Inc. has authorized its officers to affix its corporate name and seal effective as of January 1, 2003.


                [CORPORATE SEAL]         CROWN CORK & SEAL COMPANY, INC.



Attest: ______________________          By:      ______________________________
                                                 Title: